Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Jeff Scipta	+1 312 861 5930

JBT Corporation Reports First-Quarter 2018 Results

First-Quarter 2018 Highlights:

◦	Continues to enjoy robust market conditions and order activity

◦	Challenged by FoodTech margins, but expects significant improvement through 2018

◦
Continues to expect double-digit revenue and pre-restructuring earnings growth with full-year guidance adjusted to reflect benefit from new revenue recognition standards and shortfall in first-quarter margins

◦	Initiates restructuring program of approximately $50 million, expected to contribute run-rate savings of $45 million by year-end 2019

CHICAGO, May 1, 2018—JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the first quarter of 2018.
“With record orders and strong market conditions, JBT remains on track to deliver double-digit revenue and pre-restructuring earnings growth in 2018,” said Tom Giacomini, Chairman, President and Chief Executive Officer. “While FoodTech margins were pressured in the first quarter, we expect meaningful improvement throughout 2018.”
First quarter 2018 revenue increased 19 percent from the first quarter of 2017, with a 3 percent decline in organic revenues, a 3 percent gain from acquisitions, a 4 percent foreign exchange benefit, and a 15 percent gain from the new revenue recognition standard, ASC 606, adopted January 1, 2018. Of the 15 percent from ASC 606, 10 percent represented previously recognized revenue and 5 percent was from accelerated/deferred revenue.
Operating income of $5.9 million declined $14.3 million from the year-ago period, including a restructuring charge of $12.7 million in the first quarter of 2018. Total segment operating profit of $29.4 million declined 2 percent, impacted by short-term operational execution issues and new product launch inefficiencies. Total segment operating profit included $13 million benefit from ASC 606, of which $7 million was related to previously recognized revenue and $6 million was associated with accelerated/deferred revenue.

Diluted earnings per share from continuing operations was $0.05 for the first quarter of 2018 compared to $0.58 for the first quarter of 2017. Adjusted diluted earnings per share from continuing operations was $0.34 for the first quarter of 2018 excluding the restructuring charge. First quarter 2017 results included a $5.8 million, or $0.19 per share, discrete tax benefit associated with new accounting rules for stock compensation costs.

Orders and Backlog
For the first quarter of 2018, inbound orders of $442 million increased 9 percent with record levels at FoodTech and strong performance from AeroTech. Backlog expanded 11 percent.
Restructuring
In the first quarter of 2018, JBT recorded a restructuring charge of $12.7 million, part of a $50 million program to unlock the benefits of the Company’s expanded global scale. “We are reengineering processes for greater efficiency and flattening our organization to move closer to the customer and better leverage G&A resources,” added Giacomini. “We expect to generate run rate benefits of approximately $45 million, representing margin enhancement of more than 200 basis points by year-end 2019.”
2018 Outlook

For full-year 2018, JBT continues to expect organic revenue growth of 7 - 8 percent and 2 - 3 percent from acquisitions. In addition, the Company anticipates a 4 percent impact from ASC 606 and 1 - 2 percent from foreign exchange, for a total expected revenue growth of 14 - 17 percent. Due to the first quarter margin shortfall, the Company has lowered year-over-year projected FoodTech segment margin expansion to approximately 75 basis points with AeroTech improvement maintained at 50 - 75 basis points. With these changes and the restructuring charge, the Company forecasts diluted earnings per share from continuing operations of $2.80 - $3.00 or $3.95 - $4.15 on an adjusted basis. This includes a projected ASC 606 benefit of $0.30 - $0.34 per share, versus prior guidance of $0.06 - $0.10 per share. The revenue and EPS impact from ASC 606 are subject to adjustment as orders develop throughout the year.

For the second quarter of 2018, the Company anticipates revenue growth of 22 - 24 percent, including approximately 7 percent resulting from ASC 606. FoodTech and AeroTech segment margins are both expected to improve approximately 100 basis points year over year. Earnings from continuing operations is estimated at $0.80 - $0.87, or $1.00 - $1.07, adjusted for restructuring charges. These estimates include a $0.14 per share discrete tax benefit from accounting rules for stock compensation costs.

First-Quarter 2018 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. EDT on Wednesday, May 2, 2018 to discuss first-quarter 2018 financial results. Participants may access the conference call by dialing (833) 238-7952 in the U.S. and Canada or (647) 689-4200 for international callers and using conference ID 6987139, or through the Investor Relations link on our website at www.jbtc.com/investors. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. EDT on May 2, 2018.

##

JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 5,800 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended
	March 31,
	2018	2017

Revenue	$409.2	$344.5
Cost of sales	305.6	246.9

Gross profit	103.6	97.6
Gross profit %	25.3%	28.3%

Selling, general and administrative expense	76.9	70.8
Research and development expense	7.9	6.3
Restructuring expense	12.7	0.4
Other expense (income), net	0.2	(0.1)

Operating income	5.9	20.2
Operating income %	1.4%	5.9%

Other (expense) income, net	(0.2)	0.3
Net interest expense	(3.7)	(3.4)
Income from continuing operations before income taxes	2.0	17.1
Income tax provision (benefit)	0.4	(0.5)
Income from continuing operations	1.6	17.6
Loss from discontinued operations, net of taxes	(0.4)	(0.2)
Net income	$1.2	$17.4

Basic earnings per share:
Income from continuing operations	$0.05	$0.59
Loss from discontinued operations	(0.01)	(0.01)
Net income	$0.04	$0.58

Diluted earnings per share:
Income from continuing operations	$0.05	$0.58
Loss from discontinued operations	(0.01)	(0.01)
Net income	$0.04	$0.57

Weighted average shares outstanding
Basic	31.9	30.0
Diluted	32.4	30.4

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended
	March 31,
	2018	2017

Income from continuing operations as reported	$1.6	$17.6

Non-GAAP adjustments:
Restructuring expense	12.7	0.4

Impact on tax provision from Non-GAAP adjustments(1)	(3.2)	(0.1)

Adjusted income from continuing operations	$11.1	$17.9

Income from continuing operations as reported	$1.6	$17.6
Total shares and dilutive securities	32.4	30.4
Diluted earnings per share from continuing operations	$0.05	$0.58

Adjusted income from continuing operations	$11.1	$17.9
Total shares and dilutive securities	32.4	30.4
Adjusted diluted earnings per share from continuing operations	$0.34	$0.59

(1) Impact on tax provision was calculated using the Company’s annual effective tax rate of 25.02% and 30.78%, for 2018 and 2017, respectively.
The above table contains adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures, and are intended to provide an indication of our underlying ongoing operating results and to enhance investors’ overall understanding of our financial performance by eliminating the effects of certain items that are not comparable from one period to the next. In addition, this information is used as a basis for evaluating our performance and for the planning and forecasting of future periods. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended
	March 31,
	2018	2017

Net income	$1.2	$17.4

Loss from discontinued operations, net of taxes	(0.4)	(0.2)

Income from continuing operations as reported	1.6	17.6

Income tax provision (benefit)	0.4	(0.5)
Net interest expense	3.7	3.4
Depreciation and amortization	13.7	12.2

EBITDA	19.4	32.7

Restructuring expense	12.7	0.4

Adjusted EBITDA	$32.1	$33.1

The above table provides net income as adjusted by income taxes, net interest expense and depreciation and amortization expense recorded during the period to arrive at EBITDA. Further, we add back to EBITDA significant expenses that are not indicative of our ongoing operations to calculate an Adjusted EBITDA for the periods reported. Given the Company’s focus on growth through strategic acquisitions, management considers Adjusted EBITDA to be an important non-GAAP financial measure. This measure allows us to monitor business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE GUIDANCE TO ADJUSTED DILUTED EARNINGS PER SHARE GUIDANCE
(Unaudited and in cents)

	Guidance	Guidance
	Q2 2018	Full Year 2018

Diluted earnings per share from continuing operations	$0.80- $0.87	$2.80- $3.00

Non-GAAP adjustments:
Restructuring expense (1)	0.28	1.55

Impact on tax provision from Non-GAAP adjustments(2)	(0.08)	(0.40)

Adjusted diluted earnings per share from continuing operations	$1.00 - $1.07	$3.95 - $4.15

(1) Restructuring expense is estimated to be approximately $9.0 million and $50.0 million for second quarter and full year of 2018, respectively. We have used the mid-point of the full year estimate in the table above. These amounts have been divided by our estimate of 32.4 million total shares and dilutive securities to derive the earnings per share value.

(2) Impact on tax provision was calculated using the Company's expected tax rate to be incurred on these restructuring costs of 26.5%.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended
	March 31,
	2018	2017
Revenue
JBT FoodTech	$303.6	$241.6
JBT AeroTech	105.6	102.9
Total revenue	$409.2	$344.5

Income before income taxes
Segment operating profit(1)
JBT FoodTech	$21.5	$20.5
JBT FoodTech segment operating profit %	7.1%	8.5%

JBT AeroTech	7.9	9.6
JBT AeroTech segment operating profit %	7.5%	9.3%

Total segment operating profit(2)	29.4	30.1
Total segment operating profit %	7.2%	8.7%

Corporate expense(1)	(10.8)	(9.5)
Restructuring expense	(12.7)	(0.4)

Operating income	$5.9	$20.2
Operating income %	1.4%	5.9%

Other business segment information

Inbound Orders
JBT FoodTech	$320.7	$317.9
JBT AeroTech	121.3	86.3
Intercompany eliminations/other	—	0.1
Total inbound orders	$442.0	$404.3

	As of March 31,
	2018	2017
Order Backlog
JBT FoodTech	$426.5	$413.4
JBT AeroTech	270.1	214.4
Total order backlog	$696.6	$627.8

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, pension and other postretirement benefit expenses not related to service, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

(2) Total segment operating profit, as presented elsewhere in this release, is a non-GAAP measure.  The table above includes a reconciliation of total segment operating profit to operating income.  We believe that this measure provides to investors a more comprehensive understanding of the information used by management in evaluating the performance of its segment operations.  It is not intended to nor shall be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	March 31,	December 31,
	2018	2017

Cash and cash equivalents	$30.6	$34.0
Trade receivables, net	287.6	316.4
Inventories	305.4	190.2
Other current assets	55.0	48.0
Total current assets	678.6	588.6

Property, plant and equipment, net	242.9	233.0
Other assets	576.5	569.8
Total assets	$1,498.0	$1,391.4

Short-term debt and current portion of long-term debt	$8.9	$10.5
Accounts payable, trade and other	156.8	157.1
Advance and progress payments	245.3	127.6
Other current liabilities	132.7	146.2
Total current liabilities	543.7	441.4

Long-term debt, less current portion	407.4	372.7

Accrued pension and other postretirement benefits, less current portion	82.7	85.9
Other liabilities	45.2	49.5

Common stock and additional paid-in capital	250.9	248.5
Retained earnings	303.4	333.7
Accumulated other comprehensive loss	(135.3)	(140.3)
Total stockholders' equity	419.0	441.9
Total liabilities and stockholders' equity	$1,498.0	$1,391.4

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Three Months Ended
	March 31,
	2018	2017

Cash flows from operating activities:
Income from continuing operations	$1.6	$17.6

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	13.7	12.2
Other	3.3	1.5

Changes in operating assets and liabilities:
Trade accounts receivable, net	(0.3)	18.5
Inventories	(1.4)	(22.8)
Accounts payable, trade and other	(0.1)	(2.6)
Advance and progress payments	1.6	20.5
Other - assets and liabilities, net	(22.5)	(20.9)

Cash (required) provided by continuing operating activities	(4.1)	24.0

Cash required by discontinued operating activities	(0.6)	(0.2)

Cash (required) provided by operating activities	(4.7)	23.8

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(18.8)	(61.0)
Capital expenditures	(10.4)	(7.9)
Other	0.2	0.5

Cash required by investing activities	(29.0)	(68.4)

Cash flows provided by financing activities:
Net proceeds (payments) on credit facilities	33.1	(118.4)
Dividends	(3.2)	(3.2)
Proceeds from stock issuance, net of stock issuance costs	—	184.6
Other	—	(9.5)

Cash provided by financing activities	29.9	53.5

Effect of foreign exchange rate changes on cash and cash equivalents	0.5	0.8

(Decrease) increase in cash and cash equivalents	(3.3)	9.7

Cash and cash equivalents, beginning of period	34.0	33.2

Cash and cash equivalents, end of period	$30.7	$42.9